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                                                               Exhibit 21.1

               SUBSIDIARIES OF GRAHAM PACKAGING HOLDINGS COMPANY
NAME:
----
Graham Packaging Company, L.P.
GPC Capital Corp. I
GPC Capital Corp. II
GPC OPCO GP LLC
GPC Sub GP LLC
Graham Packaging Canada Limited
Graham Packaging France Partners
Graham Packaging France, S.A.S.
Graham Packaging Italy, S.r.L.
LIDO Plast-Graham SRL
Societa Imballagi Plastici, S.r.L.
Graham Packaging Poland, L.P.
Masko Graham Spolka Z.O.O.
Graham Recycling Company, L.P.
Graham Packaging Latin America, LLC
Graham Brasil Participacoes Ltda.
Graham Packaging do Brasil Industria e Comercio S.A.
Graham Packaging U.K. Ltd.
Graham Packaging Deutschland GmbH
Graham Plastpak Plastik Ambalaj A.S.
Graham Packaging Europe S.A.S.
Graham Emballages Plastiques S.A.
Resin Rio Comercio Ltda.
Graham Packaging Argentina S.A.
Graham Packaging Company de Venezuela, C.A.
Lido Plast San Luis S.A.
PlasPET Florida, Ltd.
Graham Innopack de Mexico S. de R.L. de C.V.
Graham Packaging Belgium S.A.
Graham Packaging Iberica S.L.


JURISDICTION AND TYPE OF FORMATION:
----------------------------------
Delaware limited partnership
Delaware corporation
Delaware corporation
Delaware limited liability company
Delaware limited liability company
Ontario corporation
Pennsylvania general partnership
French corporation
Italian limited liability company
Argentine limited liability company
Italian limited liability company
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Pennsylvania limited partnership
Polish limited liability company
Pennsylvania limited partnership
Delaware limited liability company
Brazilian limited liability company
Brazilian corporation
England & Wales corporation
German limited liability company
Turkish corporation
French corporation
French corporation
Brazilian limited liability company
Argentine corporation
Venezuelan corporation
Argentine corporation
Florida limited partnership
Mexico limited liability company
Belgium corporation
Spain limited liability company





























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